	Home Equity Loan Backed GMACM Series 2001-HE2
			Payment Date	11/25/2002

Servicing Certificate	Group 1A	Group 1B	Group 2
Beginning Pool Balance	217,476,201.95	247,164,764.18	293,330,181.89
Beginning PFA	0.00	0.00	0.00
Ending Pool Balance	216,167,112.31	244,643,286.76	264,649,401.85
Ending PFA Balance	-	-	-
Principal Collections	16,014,645.36	18,048,825.62	28,506,790.07
Principal Draws	5,820,494.85	4,846,173.89	-
Net Principal Collections	-	-	28,506,790.07
Active Loan Count	9,558	5,471	7,733

Interest Collections	1,112,968.42	1,212,353.75	2,041,272.65

Weighted Average Net Loan Rate	5.29370%	5.00340%	8.25788%
Substitution Adjustment Amount	0.00	0.00	0.00

	Beginning	Ending				Interest	Security
Term Notes	Balance	Balance	Factor	Principal	Interest	Shortfalls	%	Coupon
Class I - A - 1	224,356,000.00	224,356,000.00	1.0000000	0.00	396,050.66	0.00	21.07%	2.050%
Class I - A - 2	255,444,000.00	255,444,000.00	1.0000000	0.00	453,129.27	0.00	23.99%	2.060%
Class II - A - 1	0.00	0.00	0.0000000	0.00	0.00	0.00	0.00%	0.000%
Class II - A - 2	0.00	0.00	0.0000000	0.00	0.00	0.00	0.00%	5.220%
Class II - A - 3	5,791,549.08	0.00	0.0000000	5,791,549.08	27,365.07	0.00	0.00%	5.670%
Class II - A - 4	125,500,000.00	108,616,492.19	0.8654701	16,883,507.81	666,195.83	0.00	10.20%	6.370%
Class II - A - 5	49,265,000.00	49,265,000.00	1.0000000	0.00	281,549.48	0.00	4.63%	6.858%
Class II - A - 6	0.00	0.00	0.0000000	0.00	0.00	0.00	0.00%	0.000%
Class II - A - 7	103,998,632.81	97,992,909.66	0.7951711	6,005,723.15	538,192.92	0.00	9.20%	6.210%
Certificates	-	-	-	-	1,727,586.57	-	-	-

Loan Group 1A
Beginning Overcollateralization Amount	2,243,560.00		Credit Enhancement Draw Amount	0.00
Overcollateralization Amount Increase (Decrease)	0.00		Unreimbursed Prior Draws	0.00
Outstanding Overcollateralization Amount	2,243,560.00
Target Overcollateralization Amount	2,243,560.00

Loan Group 1B
Beginning Overcollateralization Amount	2,654,376.95		Credit Enhancement Draw Amount	0.00
Overcollateralization Amount Increase (Decrease)	(0.00)		Unreimbursed Prior Draws	0.00
Outstanding Overcollateralization Amount	2,654,376.95
Target Overcollateralization Amount	2,654,376.95

Loan Group 2
Beginning Overcollateralization Amount	8,775,000.00		Credit Enhancement Draw Amount	0.00
Overcollateralization Amount Increase (Decrease)	(0.00)		Unreimbursed Prior Draws	0.00
Outstanding Overcollateralization Amount	8,775,000.00
Target Overcollateralization Amount	8,775,000.00

Liquidation Loss Amounts	Loan Group 1A	Loan Group 1B	Loan Group 2

Beginning Loss Amount	277,712.80	234,478.49	614,962.70
Current Month Loss Amount	14,605.56	9,966.30	173,989.97
Current Month Recoveries	0.00	0.00	0.00
Net Ending Loss Amount	292,318.36	244,444.79	788,952.67

Loan Group 1A
Group	Balance	of Loans	of Balance
Delinquent Loans (30 Days)*	1,024,713.81	44	0.47%
Delinquent Loans (60 Days)*	267,429.80	10	0.06%
Delinquent Loans (90 Days)*	77,033.54	2	0.02%
Delinquent Loans (120 Days)*	228,716.81	9	0.05%
Delinquent Loans (150 Days)*	39,220.08	1	0.01%
Delinquent Loans (180 Days)*	-	0	0.00%
REO	-	0	0.00%
FC	196,735.46	3	0.04%
BK	622,315.45	0	0.14%

Loan Group 1B
Group	Balance	of Loans	of Balance
Delinquent Loans (30 Days)*	966,551.59	24	0.40%
Delinquent Loans (60 Days)*	295,912.66	6	0.06%
Delinquent Loans (90 Days)*	426,278.24	6	0.09%
Delinquent Loans (120 Days)*	9,706.95	1	0.00%
Delinquent Loans (150 Days)*	67,987.50	2	0.01%
Delinquent Loans (180 Days)*	99,936.95	1	0.02%
REO	-	0	0.00%
FC	268,788.40	5	0.06%
BK	790,847.14	19	0.17%

Loan Group 2
Group	Balance	of Loans	of Balance
Delinquent Loans (30 Days)*	1,728,839.56	63	0.65%
Delinquent Loans (60 Days)*	578,804.30	16	0.22%
Delinquent Loans (90 Days)*	330,562.98	11	0.12%
Delinquent Loans (120 Days)*	318,551.29	6	0.12%
Delinquent Loans (150 Days)*	260,979.15	6	0.10%
Delinquent Loans (180 Days)*	134,094.96	4	0.05%
REO	-	0	0.00%
FC	210,508.21	8	0.08%
BK	1,683,736.34	53	0.64%

*Delinquency Figures Do Not Include Foreclosures, REO and Bankruptcy.

Groups	Capitalized Interest Account LG1A		Capitalized Interest Account LG1B		Capitalized Interest Account LG2
Beginning Balance	0.00		0.00		0.00
Withdraw relating to Collection Period	0.00		0.00		0.00
Interest Earned (Zero, Paid to Funding Account)	0.00		0.00		0.00
Total Ending Capitalized Interest Account Balance as of Payment Date	-		-		0.00
Interest earned for Collection Period	0.00		0.00		0.00
Interest withdrawn related to prior Collection Period	0.00		0.00		0.00

Prefunding Account	Loan Group 1A	Loan Group 1B	Loan Group 2
Beginning Balance	0.00	0.00	0.00
Additional Purchases During Revoliving Period	0.00	0.00	0.00
Excess Of Draws over Principal Collections	0.00	0.00	0.00
Total Ending Balance as Of Payment Date	0.00	0.00	0.00
Interest earned for Collection Period	0.00	0.00	0.00
Interest Withdrawn related to prior Collection Period	0.00	0.00	0.00

Funding Account	Loan Group 1A	Loan Group 1B	Loan Group 2
Beginning Funding Account Balance	9,123,358.05	10,933,612.77	0.00
Deposit to Funding Account	10,208,756.07	13,212,618.03	0.00
Payment for Additional Purchases	8,899,666.43	10,691,140.61	0.00
Ending Funding Account Balance as of Payment Date	10,432,447.69	13,455,090.19	0.00
Interest earned for Collection Period	793.01	864.13	0.00
Interest withdrawn related to prior Collection Period	4,309.41	3,780.00	0.00

Cuurent Month Repurchases Units	0	0	0
Cuurent Month Repurchases ($)	-	-	-